UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 21, 2006

Willow Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (610) 995-1700

Willow Grove Bancorp, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 21, 2006, Willow Grove Bancorp, Inc. (the “Company”) amended Article I of its Articles of Incorporation to change its name to Willow Financial Bancorp, Inc.  A copy of the Articles of Incorporation, as amended, is attached hereto as Exhibit 3.1.

Item 8.01   Other Events

The Company issued a press release on September 22, 2006, announcing the change of its name and that its wholly owned subsidiary changed its name from Willow Grove Bank to Willow Financial Bank.  The name changes were effective after the close of business on September 21, 2006.

In addition, the Company has changed its trading symbol on the Nasdaq Global Select Market from “WGBC” to WFBC,” effective as of the opening of the market on September 22, 2006.

For additional information, reference is made to the Company’s press release dated September 22, 2006, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 9.01   Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

3.1	Articles of Incorporation, as Amended

99.1	Press release dated September 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW GROVE BANCORP, INC.

Date: September 22, 2006	By:	/s/ Joseph T. Crowley
Joseph T. Crowley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation, as Amended

99.1	Press release dated September 22, 2006